Exhibit 10.1
SECOND AMENDMENT TO 364-DAY LETTER OF CREDIT AGREEMENT

This Second Amendment to 364-Day Letter of Credit Agreement (this “Amendment”), dated as of September 17, 2020, is entered into between Watford Holdings Ltd., an exempted company with liability limited by shares incorporated under the laws of Bermuda, as Parent (the “Parent”), Watford Re Ltd., an exempted company with liability limited by shares incorporated under the laws of Bermuda and registered as a Class 4 insurer under the Insurance Act 1978, as amended, as Account Party (the “Account Party”), the Lenders and Issuing Lenders party hereto, and Lloyds Bank Corporate Markets plc, as Administrative Agent and L/C Agent.
WHEREAS, reference is made to the 364-Day Letter of Credit Agreement, dated as of September 20, 2019, among the Parent, the Account Party, the Lenders, the Issuing Lenders, the L/C Agent and the Administrative Agent (such agreement, as amended pursuant to a letter agreement dated August 3, 2020, the “Existing Credit Agreement”);
WHEREAS, the Credit Parties have requested certain amendments to the Existing Credit Agreement, including a reduction of the Commitments from $100,000,000 to $50,000,000 and an extension of the Specified Commitment Termination Date; and
WHEREAS, the Credit Parties, the undersigned Lenders (constituting all of the Lenders), the Administrative Agent and the L/C Agent have agreed to amend the Existing Credit Agreement as set forth in this Amendment, subject to the terms and conditions herein.
NOW THEREFORE, for valuable consideration, the parties agree as set forth below.
1.Defined Terms. Any capitalized term used in this Amendment, including the introductory paragraph and the recitals above, without an associated definition herein shall have the meaning given to it in the Existing Credit Agreement, as amended by this Amendment (as so amended, the “Credit Agreement”).
2.Amendments to the Existing Credit Agreement. In accordance with Section 10.2 of the Existing Credit Agreement, with effect from the Effective Date (as defined below) the Existing Credit Agreement is hereby amended as follows:
2.1.The cover page of the Existing Credit Agreement is hereby amended by replacing the reference to “$100,000,000” on such page with “$50,000,000”.
2.2 Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions therein in appropriate alphabetical order:
“Amendment No. 2” means the Second Amendment to 364-Day Letter of Credit Agreement dated as of September 17, 2020 among the Parent, Account Party, the Lenders, the Issuing Lenders, the Administrative Agent and the L/C Agent.

“Amendment No. 2 Effective Date” means the “Effective Date” as defined in Amendment No. 2.
“Applicable Commitment Fee Rate” means (a) prior to the Amendment No. 2 Effective Date, 0.30% and (b) on and after the Amendment No. 2 Effective Date, 0.40%.
“Applicable L/C Fee Rate” means (a) prior to the Amendment No. 2 Effective Date, 1.75% and (b) on and after the Amendment No. 2 Effective Date, 1.85%.
2.3 The definition of “Commitment” in Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following sentences at the end thereof:
“The initial Commitment of each Lender shall be reduced on the Amendment No. 2 Effective Date as set forth on Schedule 1.1. The Commitment of each Lender as of the Amendment No. 2 Effective Date is set forth opposite the name of such Lender on Schedule 1.1.”
2.4 The definition of “Specified Commitment Termination Date” in Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the reference to “September 19, 2020” therein with “September 17, 2021”.
2.5 Section 2.10(b) of the Existing Credit Agreement is hereby amended by replacing the reference to “0.30%” therein with “the Applicable Commitment Fee Rate”.
2.6 Section 2.10(c) of the Existing Credit Agreement is hereby amended by replacing both references to “1.75%” therein with “the Applicable L/C Fee Rate”.
2.7 Section 7.13(b) of the Existing Credit Agreement is hereby amended by (i) replacing the reference to “$615,052,000” with “$537,950,000”, (ii) replacing the reference to “June 30, 2019” with “June 30, 2020”, and (iii) inserting the following sentence at the end thereof:
“If the Consolidated Net Income of the Parent and its Subsidiaries for any Fiscal Quarter is less than zero, then the Consolidated Net Income of the Parent and its Subsidiaries for such Fiscal Quarter shall be deemed to be zero for purposes of this Section 7.13(b)”.
2.8 Section 7.13(d) of the Existing Credit Agreement is hereby amended by replacing the reference to “$500,000,000” therein with “$400,000,000”.
2.8 Schedule 1.1 of the Existing Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing it with a new Schedule 1.1, a copy of which is attached to this Amendment as Exhibit I.

3.Representations and Warranties. Each Credit Party hereby represents and warrants as of the Effective Date that:
3.1 The representations and warranties contained in the Credit Agreement and in the other Loan Documents are true, correct and complete in all material respects (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date); provided that, if a representation and warranty, covenant or condition is qualified as to materiality, the applicable materiality qualifier set forth above shall be disregarded with respect to such representation and warranty, covenant or condition;
3.2 The execution, delivery and performance by each Credit Party of this Amendment, and the consummation of the transactions contemplated hereby, (i) are within each Credit Party’s corporate powers, (ii) have been duly authorized by all necessary action, (iii) require no consent or approval of or action by or in respect of, or registration or filing with, any Governmental Authority, agency or official, except such as have been obtained or made and are in full force and effect, (iv) do not contravene, or constitute a default under, any provision of applicable law, regulation or order of any Governmental Authority or the Organizational Documents of each Credit Party or of any judgment, injunction, order or decree binding upon any Credit Party, (v) do not result in the creation or imposition of any Lien on any asset of any Credit Party except Liens in favor of the Lenders, and (vi) will not violate or result in a default under any indenture, loan agreement or other material agreement or instrument binding upon any Credit Party or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party;
3.3 This Amendment has been duly executed and delivered by such Credit Party and is a legal, valid and binding obligation of such Credit Party, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by equitable principles relating to enforceability; and
3.4 No Default or Event of Default has occurred and is continuing or would result after giving effect to this Amendment.
4.Ratification. Except for the amendments under this Amendment, the parties ratify and confirm the Credit Agreement and the other Loan Documents and agree that they remain unchanged and in full force and effect. This Amendment is expressly without prejudice to any rights or remedies of the Lenders, the Issuing Lenders, the Administrative Agent and the L/C Agent, including, without limitation, those under the Credit Agreement and the other Loan Documents, all of which are expressly reserved and are not waived.

5.Effectiveness. This Amendment shall become effective on the date first written above, subject to the Administrative Agent receiving the following all of which shall be in form and substance reasonably satisfactory to the Administrative Agent (the “Effective Date”):
(a)a copy of this Amendment executed by each of the parties hereto;
(b)a certificate dated as of the Effective Date signed by a Responsible Officer of the Account Party, and attested to by the Secretary or any Assistant Secretary of the Account Party, together with (x) copies of its Organizational Documents (including, (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, (B) the memorandum of association (or equivalent), and (C) the bye-laws or other governing document as in effect on the Effective Date), (y) the resolutions relating to the Loan Documents and (z) an incumbency certificate evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;
(c)a certificate dated as of the Effective Date signed by a Responsible Officer of the Parent (A) certifying that the conditions precedent specified in this Section 5 have been satisfied as of the Effective Date, (B) certifying that the representations and warranties of each Credit Party contained in Section 3 of this Amendment are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty is true, correct and complete in all respects) on the Effective Date or, to the extent that such representations and warranties specifically refer to an earlier date, as of such earlier date, and (C) certifying that there has been no event or circumstance since the Closing Date that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(d)opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, this Amendment and such other matters as the Administrative Agent may reasonably request;
(e)payment from the Credit Parties of all fees and reasonable expenses of the Administrative Agent, the L/C Agent, the Issuing Lenders and the Lenders in connection with this Amendment (including reasonable and documented fees and expenses of counsel that are submitted at least two (2) Business Days prior to the Effective Date); and
(f)such other certificates, instruments or other documents as the Administrative Agent may reasonably request.
6.Miscellaneous provisions. The provisions of Section 10.5 (Governing Law; Jurisdiction; Etc.) and Section 10.6 (Waiver of Jury Trial) of the Credit Agreement are

hereby incorporated by reference as if fully set forth herein. This Amendment is a Loan Document. Each Credit Party acknowledges and agrees that the representations and warranties set forth herein are material inducements to the Lenders to deliver this Amendment. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns. No course of dealing on the part of the Lender or any of their respective officers, nor any failure or delay in the exercise of any right by the Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Credit Parties of any provision of any Loan Documents shall not affect any right of the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of each Lender. No other person or entity, other than the Lenders or the Administrative Agent, in its capacity as Administrative Agent, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder. Upon the effectiveness hereof, all references to the Credit Agreement set forth in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended hereby.
7.Counterparts; Integration; Electronic Copies. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.
8.Extension. This Amendment shall constitute (a) the Extension Request required to be delivered by the Account Party to the Administrative Agent, the L/C Agent, each Issuing Lender and each Lender pursuant to Section 2.2 of the Existing Credit Agreement, (b) the acceptance of such Extension Request by each Issuing Lender and each Lender pursuant to Section 2.2 of the Existing Credit Agreement and (c) a waiver by each of the parties hereto of any deadlines specified in Section 2.2 of the Existing Credit Agreement relating to the delivery or acceptance of such initial Extension Request.

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The parties have executed and delivered this Amendment as of the date first set forth above.

WATFORD HOLDINGS LTD.

By:	/s/ Jon Levy
Name:	Jon Levy
Title:	Chief Executive Officer

WATFORD RE LTD.

By:	/s/ Jon Levy
Name:	Jon Levy
Title:	Chief Executive Officer

Signature Page - Second Amendment

LLOYDS BANK CORPORATE MARKETS PLC, as a Lender, an Issuing Lender, L/C Agent and Administrative Agent

By:	/s/ Kamala Basdeo
Name:	Kamala Basdeo
Title:	Assistant Vice President

By:	/s/ Tina Wong
Name:	Tina Wong
Title:	Assistant Vice President

Signature Page - Second Amendment

BMO HARRIS BANK N.A., as an Issuing Lender and as a Lender

By:	/s/ Catherine Liu
Name:	Catherine Liu
Title:	Vice President

Signature Page - Second Amendment

Exhibit I
SCHEDULE 1.1
Commitments and Commitment Percentages

Initial Commitments and Commitment Percentages:

Lender	Commitment	Percentage
Lloyds Bank Corporate Markets PLC	$50,000,000	50.0%
BMO Harris Bank N.A.	$50,000,000	50.0%
Total	$100,000,000	100.0%

Commitments and Commitment Percentages as of the Amendment No. 2 Effective Date:

Lender	Commitment	Percentage
Lloyds Bank Corporate Markets PLC	$25,000,000	50.0%
BMO Harris Bank N.A.	$25,000,000	50.0%
Total	$50,000,000	100.0%

Exhibit I - Second Amendment